NOTICE OF TERMINATION

August 1, 2007

To:  Shenzhen iASPEC Software Engineering Company Limited
c/o Irish Mag, Inc.
Unit D, Block 2
Tian An Cyber Park
Chengongmiao
Shenzhen, Guangdong, 518040
People's Republic of China

Cc:   Mr. Jiang Huai Lin
Mr. Jinzhu Cai

Re:   Notice of Termination of Amended and Restated Business Turnkey Agreement

Gentlemen:

We refer to the Management Service Agreement ("MSA"), effective as of July 1, 2007, among Public Security Technology (PRC) Co. Ltd., formerly Bo Hai Wen Technology (Shenzhen) Company Limited ("PST"), Shenzhen iASPEC Software Engineering Company Limited ("iASPEC"), Mr. Jiang Huai Lin ("Mr. Lin") and Mr. Jinzhu Cai ("Mr. Cai", and together with Mr. Lin, the "iASPEC Shareholders"), pursuant to which the parties have agreed to replace, as of July 1, 2007, that certain Amended and Restated Business Turnkey Agreement (the "Turnkey Agreement"), dated as of January 31, 2007, among PST, iASPEC and the iASPEC Shareholders, the effective date of the MSA.

As you know, Section 7 of the Turnkey Agreement provides that the Turnkey Agreement shall remain in full force and effect until June 22, 2021, and may only be terminated early in the sole discretion of PST, by the delivery of a notice of such termination to iASPEC. Therefore, in accordance with Section 7 of the Turnkey Agreement, PST hereby gives notice to iASPEC and the iASPEC Shareholders that the Turnkey Agreement is terminated, effective as of July 1, 2007 (the "Termination Date").

As of the Termination Date, the Turnkey Agreement will be deemed in all instances and for all purposes to be fully and finally surrendered and terminated, and none of the parties thereto will have any further rights or obligations thereunder; provided, however, that the rights, liabilities and obligations of the parties arising under the Turnkey Agreement prior to the Termination Date, including, but not limited to the obligation of iASPEC and PST to make payments under the Turnkey Agreement, will survive after the Termination Date to the extent provided for in the MSA.

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If the foregoing provisions correctly state our understanding with respect to the above matters, please indicate your agreement by signing two copies of this letter in the space provided below and returning one of the copies to us.

Very truly yours,

PUBLIC SECURITY TECHNOLOGY (PRC) CO. LTD.

By: /s/ Jiang Huai Lin
Jiang Huai Lin
Director

Acknowledged this 1st  day of August, 2007:

iASPEC:

SHENZHEN iASPEC SOFTWARE
ENGINEERING COMPANY LIMITED

By: /s/ Jiang Huai Lin
       Jiang Huai Lin
       President

iASPEC SHAREHOLDERS:

By: /s/ Jiang Huai Lin
       Jiang Huai Lin

By: /s/ Jin Zhu Cai
       Jin Zhu Cai